Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intelligent Systems Corporation

Norcross, GA

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 18, 2015, except for Note 7 and Note 18 to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries (the “Company”) appearing in the Company’s annual report on Form 10-K/A for the year ended December 31, 2014, as to which the date is March 17, 2015.

/s/ Habif, Arogeti & Wynne, LLP

Habif, Arogeti & Wynne, LLP

Atlanta, Georgia

May 12, 2016